Exhibit 10.113

Illinois Anti-Predatory Lending Database Program Certificate of Exemption Report Mortgage Fraud 800-532-8785
The property identified as:	PIN: 17-09-342-002-0000

Address:
Street: 500 West Madison Street
Street line 2:
City: Chicago	State: IL	ZIP Code: 60661
Lender: Wells Fargo Bank, National Association

Borrower: KBSIII 500 West Madison, LLC

Loan / Mortgage Amount: $255,000,000.00

This property is located within the program area and is exempt from the requirements of 765 ILCS 77/70 et seq. because it is commercial property.

Certificate number: 5DBC3AD5-82BE-4C43-861D-39CAC1EDFCE0		Execution date: 12/16/2013

THIS DOCUMENT PREPARED BY:

Mark Appelbaum

Jones Day

555 California Street, 26th Floor

San Francisco, CA 94104

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Commercial Real Estate Group

(AU #2955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn:  Jeri Gehrer

Loan No. 1010977

NAME AND ADDRESS OF MORTGAGOR:

KBSIII 500 WEST MADISON, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn:   Brett Merz, Senior Vice President, Asset Management

Organizational Number:   5421583

NAME AND ADDRESS OF MORTGAGEE:	Wells Fargo Bank, National Association Commercial Real Estate Group 2030 Main Street, Suite 800 Irvine, California 92614
PROPERTY ADDRESS / ABBREVIATED LEGAL DESCRIPTION:	500 West Madison Street, Chicago, Illinois 60661 Additional legal description on Exhibit A of this document.
ASSESSOR’S PROPERTY TAX PARCEL ACCOUNT NUMBERS:	17-09-342-002-0000 17-09-342-004-0000 17-09-342-005-0000

THIS MORTGAGE SECURES A NOTE WHICH PROVIDES FOR A VARIABLE INTEREST RATE AND THE RIGHT TO REPAY AND REBORROW ON A REVOLVING BASIS.

THIS INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE MORTGAGES AND DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY, THE MAILING ADDRESSES OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN.

THIS INSTRUMENT SECURES FUTURE AND/OR REVOLVING ADVANCES.

Loan No. 1010977

MORTGAGE

WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”), made as of December 16th, 2013, is from KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Mortgagor”), having an address at c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, for the benefit of Wells Fargo Bank, National Association, as administrative agent for itself and certain additional lenders (“Mortgagee”), having an address at 2030 Main Street, Suite 800, Irvine, California 92614.

ARTICLE 1. GRANT

1.1

GRANT.   For the purposes of and upon the terms and conditions in this Mortgage, Mortgagor irrevocably grants, bargains, mortgages, warrants, sells, conveys and assigns to Mortgagee all of that real property located in the County of Cook, State of Illinois, described on Exhibit A attached hereto, together with the Collateral (as defined in Section 4.1) together with all right, title, interest, and privileges of Mortgagor in and to all development rights or credits, air rights, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; any and all rights of Mortgagor, as a declarant, under any covenants, conditions, and restrictions now or hereafter pertaining to the real property described on Exhibit A, hereto, provided, however, that Mortgagee shall have no liability under such covenants, conditions, and restrictions unless and until Mortgagee forecloses on the real property; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the “Improvements”); all right, title and interest of Mortgagor in any street, road, alley or other public right of way adjacent to the real property described on Exhibit A hereto, whether open, proposed or vacated; all rents, income, receipts, revenues, issues and profits of and from said real property, whether the same are attributable to or collected before or after any Default (as hereinafter defined); any and all governmental or quasi-governmental licenses, permits or approvals which relate to the development, use or operation of or otherwise relate to said real property; all awards and payments, including interest thereon, resulting from any public or private condemnation or taking of, casualty or injury to, or decrease in the value of, any of the property interests encumbered hereby; all water and water rights, wells and well rights, canals and canal rights, ditch and ditch rights and reservoirs and reservoir rights appurtenant to or associated with said real property, whether decreed or undecreed, tributary, non-tributary, or not non-tributary, surface or underground, or appropriated or unappropriated, and together with any and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any such rights; and all rights under any condominium declaration and in and to any joint use cost sharing agreement for recreational facilities or other facilities affecting the real property; any and all contracts for sale of condominium units, together with any and all deposits paid under such contracts; all interest or estate which Mortgagor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the “Property”). The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2

ADDRESS.   The address of the Property is: 500 West Madison Street, Chicago, Illinois. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Property as described on Exhibit A.

1.3

USE OF PROCEEDS.   Mortgagor represents and warrants to Mortgagee that the proceeds of the obligations secured hereby shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligations secured by this Mortgage constitute (a) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(1)(c), and (b) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1)(l).

Loan No. 1010977

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Mortgagor makes this Mortgage for the purpose of securing the following obligations (“Secured Obligations”):

(a)

Payment to Mortgagee, including any amounts which may be repaid from time to time and made available for reborrowing, of all sums at any time owing under one or more Secured Promissory Notes (as the same may be amended, restated or replaced from time to time, collectively, the “Note”) of even date herewith, in the aggregate principal amount of Two Hundred Fifty-Five Million Dollars ($255,000,000), each executed by Mortgagor, as borrower, and payable to the order of a Lender, as lender; and

(b)	Payment and performance of all covenants and obligations of Mortgagor under this Mortgage; and

(c)

Payment and performance of all covenants and obligations on the part of Mortgagor, as borrower, under that certain Loan Agreement (“Loan Agreement”) of even date herewith by and between Mortgagee, Mortgagor and the Lenders from time to time party thereto, the Hazardous Materials Indemnity Agreement, and all other “Loan Documents” as defined in the Loan Agreement; and

(d)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Mortgage; and

(e)

Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Mortgage; and

(f)

Payment and performance of all covenants and obligations of Mortgagor under any Swap Agreement, as defined in the Loan Agreement, at any time entered into between Mortgagor and Mortgagee, which agreement is evidenced by a writing that recites it is secured by this Mortgage, together with all modifications, extensions, renewals and replacements thereof; and;

(g)

All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2

OBLIGATIONS.   The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3

INCORPORATION.   All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1

ASSIGNMENT.   Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest in, to and under: (a) all leases of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether now existing or entered into after the date hereof (“Leases”); (b) the rents, revenue, income, issues, deposits and profits of the Property, including, without limitation, all parking income and all amounts payable and all rights and benefits accruing to Mortgagor under the Leases (“Payments”); and (c) all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to termination fees and compensation with respect to rejected Leases pursuant to Section

Loan No. 1010977

365(a) of the Federal Bankruptcy Code or any replacement Section thereof. The term “Leases” shall also include all guarantees of and security for the lessees’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property, and without any commencement of a foreclosure or appointment of a receiver.

3.2

GRANT OF LICENSE.   Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Property, and further without commencement of a foreclosure or appointment of a receiver. Mortgagor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees’ undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Mortgagor hereby relieves the lessees from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Furthermore, upon any Default and revocation of the License as aforesaid, Mortgagee shall be entitled to receive and Mortgagor covenants to deliver immediately to Mortgagee, upon demand, any and all Payments theretofore collected by Mortgagor which remain in the possession or control of Mortgagor, whether or not commingled with other funds of Mortgagor, and to the extent such Payments have not been delivered, the Payments shall be held in trust for Mortgagee.

3.3

EFFECT OF ASSIGNMENT.   The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (i) the exercise or failure to exercise by Mortgagee, or any of its employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Mortgagee hereunder; or (ii) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

3.4

REPRESENTATIONS AND WARRANTIES.   Mortgagor represents and warrants that, to the best of Mortgagor’s knowledge: (a) Mortgagor has delivered to Mortgagee a rent roll that, as of the date hereof, contains a true, accurate and complete list of all Leases; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party, except as disclosed by Mortgagor to Mortgagee in writing; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor’s interests under any of the Leases has been transferred or assigned.

3.5

COVENANTS.   Mortgagor covenants and agrees at Mortgagor’s sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all appropriate remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Mortgagee prompt written notice of any material default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) exercise Mortgagor’s best efforts to keep all portions of the Property that are capable of being leased at rental rates pursuant to the terms of the Loan Agreement; (d) deliver to Mortgagee fully executed, copies of each and every Lease that it is required to deliver in accordance with the Loan Agreement; and (e) execute and record such additional assignments of any Lease or, if required by the terms of the Loan Agreement, use commercially reasonable efforts to obtain specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Mortgage, in form and substance acceptable to Mortgagee, as Mortgagee may request. Mortgagor shall not, without Mortgagee’s prior written consent or as otherwise permitted by any provision of the Loan Agreement (i) to the extent prohibited by the terms of the Loan Agreement, enter into any Leases after the date hereof; (ii) execute any other assignment relating to any of the Leases; (iii) to the extent prohibited by the terms of the Loan Agreement, discount any rent or other sums due

Loan No. 1010977

under the Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; (iv) to the extent prohibited by the terms of the Loan Agreement, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) to the extent prohibited by the terms of the Loan Agreement, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other mortgage or deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void. Without in any way limiting the requirement of Mortgagee’s consent hereunder, any sums received by Mortgagor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as set forth in the Loan Agreement.

3.6

ESTOPPEL CERTIFICATES.   Within thirty (30) days after written request by Mortgagee, Mortgagor shall deliver to Mortgagee and to any party designated by Mortgagee estoppel certificates executed by Mortgagor, and use its best efforts to obtain such estoppel certificates executed by each of the lessees, in each case in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee’s most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Mortgagor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Mortgagee.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1

SECURITY INTEREST.   Mortgagor hereby grants and assigns to Mortgagee as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Mortgagor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1) or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Property); together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Property); all of Mortgagor’s rights under any Swap Agreement executed by and between Mortgagor and Mortgagee; all Contracts referenced in Section 5.16 (including property management and leasing agreements), architects’ agreements, and/or construction agreements with respect to the completion of any improvements on the Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof; all of Mortgagor’s right, title and interest, now or hereafter acquired, to the payment of money from Mortgagee to Mortgagor under any Swap Agreement; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Mortgage constitutes a fixture filing under the Illinois Uniform Commercial Code, as amended or recodified from time to time (the “UCC”), and is acknowledged and agreed to be a

Loan No. 1010977

“construction mortgage” under the UCC. For such purposes, the addresses of Mortgagor, as “debtor”, and Mortgagee, as “secured party”, are as set forth in Section 7.11.

4.2

REPRESENTATIONS AND WARRANTIES.   Mortgagor represents and warrants that: (a) Mortgagor has, as of the date of recordation of this Mortgage, and will have, good title to the Collateral; (b) Mortgagor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; (c) Mortgagor’s principal place of business is located at the address shown in Section 7.11; and (d) Mortgagor’s legal name is exactly as set forth on the first page of this Mortgage and all of Mortgagor’s organizational documents or agreements delivered to Mortgagee are complete and accurate in every respect.

4.3

COVENANTS.   Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Mortgagee prior written notice thereof; (c) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Mortgagee is authorized to file financing statements in the name of Mortgagor to perfect Mortgagee’s security interest in Collateral.

4.4

RIGHTS OF MORTGAGEE.   In addition to Mortgagee’s rights as a “Secured Party” under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Mortgagor under or from the Collateral. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC, or other applicable law.

4.5

RIGHTS OF MORTGAGEE ON DEFAULT.   Upon the occurrence of a Default (hereinafter defined) under this Mortgage, then in addition to all of Mortgagee’s rights as a “Secured Party” under the UCC or otherwise at law:

(a)

Mortgagee may (i) upon written notice, require Mortgagor to assemble any or all of the Collateral and make it available to Mortgagee at a place designated by Mortgagee; (ii) without prior notice, enter upon the Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)

Mortgagee may, for the account of Mortgagor and at Mortgagor’s expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Mortgagee deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Mortgagee may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of any or all of the Collateral; and

(c)

In disposing of Collateral hereunder, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Mortgagee to the payment of expenses incurred by Mortgagee in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Mortgagee toward the payment of the Secured Obligations in such order of application as Mortgagee may from time to time elect.

Notwithstanding any other provision hereof, Mortgagee shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagor shall make an express written election of said remedy under UCC, or other applicable law. Mortgagor agrees that Mortgagee shall have no obligation to process or prepare any Collateral for sale or other disposition.

Loan No. 1010977

4.6

POWER OF ATTORNEY.  Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Mortgagee may, without the obligation to do so, in Mortgagee’s name, or in the name of Mortgagor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee’s security interests and rights in or to any of the Collateral, and, upon and during the continuance of a Default hereunder, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.

4.7

POSSESSION AND USE OF COLLATERAL.  Except as otherwise provided in this Section or the other Loan Documents (as defined in the Loan Agreement), so long as no Default exists under this Mortgage or any of the Loan Documents, Mortgagor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Mortgagor’s business and in accordance with the Loan Agreement.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1

TITLE.  Mortgagor represents and warrants that, except as disclosed to Mortgagee in a writing which refers to this warranty, Mortgagor lawfully holds and possesses fee simple title to the Property without limitation on the right to encumber, and that this Mortgage is a first and prior lien on the Property. Mortgagor hereby represents and warrants that there are no other properties included in the tax parcels for the Property other than the Property. Mortgagor further covenants and agrees that it shall not cause all or any portion of the Property to be replatted or subdivided or for any lots or boundary lines to be adjusted, changed or altered for either ad valorem tax purposes or otherwise, and shall not consent to the assessment of the Property in more than one tax parcel or in conjunction with any property other than the Property.

5.2	TAXES AND ASSESSMENTS.

(a)

Subject to Mortgagor’s rights to contest in good faith payment of taxes as provided in Section 5.2(c), Mortgagor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Property or any interest therein. Mortgagor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Mortgagee by reason of its interest in any Secured Obligations or in the Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligations; provided, however, Mortgagor shall have no obligation to pay taxes which may be imposed from time to time upon Mortgagee and which are measured by and imposed upon Mortgagee’s net income.

(b)

Mortgagor will not, without the prior written consent of Mortgagee, which may be withheld in Mortgagee’s discretion, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts of any nature, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Mortgagor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Mortgagee’s express written consent, then the lien of this Mortgage and the rights and interests in the Property arising by virtue of this Mortgage in favor of Mortgagee or its successors in interest (which term shall include, without limitation, any foreclosure purchaser or purchaser acquiring by deed of lieu of foreclosure, and any transferee of the Property following completion of foreclosure or deed in lieu thereof) shall be senior and superior to any taxes, assessments or impositions of any nature, or any liens (whether statutory, contractual or otherwise) levied or imposed upon the Property or any portion thereof as a result of the inclusion of the Property in such district or districts.

(c)

Mortgagor may contest in good faith any taxes or assessments if: (i) Mortgagor pursues the contest diligently and in compliance with applicable laws, in a manner which Mortgagee determines is not prejudicial to Mortgagee, and does not impair the rights of Mortgagee under any of the Loan Documents; and (b) Mortgagor deposits with Mortgagee any funds or other forms of assurance which Mortgagee in

Loan No. 1010977

good faith determines from time to time appropriate to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

5.3

TAX AND INSURANCE IMPOUNDS.  At any time following the occurrence of a Default and in accordance with the other Loan Documents, at Mortgagee’s option and upon its demand, Mortgagor shall, until all Secured Obligations have been paid in full, pay to Mortgagee monthly, annually or as otherwise directed by Mortgagee an amount estimated by Mortgagee to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Mortgagee determines that any amounts paid by Mortgagor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Mortgagee shall notify Mortgagor of the increased amounts required to pay all amounts when due, whereupon Mortgagor shall pay to Mortgagee within thirty (30) days thereafter the additional amount as stated in Mortgagee’s notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Mortgagee shall, unless Mortgagor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Mortgagee release said funds to Mortgagor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Mortgagor hereunder or under any Loan Document, Mortgagee may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Mortgagor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Mortgage, Mortgagee shall have the right to assign in writing all amounts collected and in its possession to its assignee whereupon Mortgagee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Mortgagee may elect, the balance of all amounts collected and in Mortgagee’s possession shall be paid to Mortgagor and no other party shall have any right or claim thereto. The provisions of this Section are not intended to contravene any applicable requirements of the laws of the State of Illinois, and from time to time the provisions of this Section shall be deemed modified as necessary to be in conformance with the laws of the State of Illinois (provided that the provisions of this Section shall be controlling to the extent any contrary requirements of Illinois law may be waived, and Mortgagor hereby waives those requirements of Illinois law to the fullest extent allowed).

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Mortgagor shall promptly pay and perform each Secured Obligation when due.

5.5

LIENS, ENCUMBRANCES AND CHARGES.  Mortgagor shall immediately discharge any lien not approved by Mortgagee in writing that has or may attain priority over this Mortgage. Subject to the following sentence, Mortgagor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or Collateral, or any interest therein, whether senior or subordinate hereto. If a claim of lien is recorded which affects the Property or a bonded stop notice is served upon Mortgagee, Mortgagor shall, within twenty (20) calendar days of such recording or service or within five (5) calendar days of Mortgagee’s demand, whichever occurs first: (a) pay and discharge the claim of lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Mortgagee a surety bond in sufficient form and amount; or (c) provide Mortgagee with other assurances which Mortgagee deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop notice and for the full and continuous protection of Mortgagee from the effect of such lien or bonded stop notice.

5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)

The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Mortgagor to Mortgagee and, at the request of Mortgagee, shall be paid directly to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Property or Collateral; (iii) all proceeds of any insurance policies (whether or not expressly required by Mortgagee to be maintained by Mortgagor, including,

Loan No. 1010977

without limitation, earthquake insurance, environmental insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of the Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law and Section 5.6(b), and without regard to any requirement contained in Section 5.7(d), Mortgagee may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any such order acceptable to Mortgagee, and/or Mortgagee may release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose. Mortgagee may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided, however, in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Mortgagee or its employees or agents.

(b)

Mortgagee shall permit insurance or condemnation proceeds held by Mortgagee to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) the deposit with Mortgagee of such additional funds which Mortgagee determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (iii) the delivery to Mortgagee of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Mortgagee, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Mortgagee; and (iv) the delivery to Mortgagee of evidence acceptable to Mortgagee (aa) that after completion of the work the income from the Property will be sufficient to pay all expenses and debt service for the Property; (bb) of the continuation of Leases acceptable to and required by Mortgagee; (cc) that upon completion of the work, the size, capacity and total value of the Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Mortgagor since the date of this Mortgage; (ee) no Default shall have occurred, and (ff) of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect its security. Mortgagor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within sixty (60) days of receipt by Mortgagee of such insurance or condemnation proceeds, then Mortgagee may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Mortgagee in its sole discretion may choose.

(c)

Notwithstanding the foregoing provisions of this Section 5.6, if the insurance or condemnation proceeds equal $1,000,000 or less, Mortgagee shall release such proceeds to Mortgagor for repair or restoration of the Property without any additional requirements or conditions.

5.7

MAINTENANCE AND PRESERVATION OF THE PROPERTY.  Subject to the provisions of the Loan Agreement, Mortgagor covenants: (a) to insure the Property and Collateral against such risks as Mortgagee may require pursuant to the Loan Agreement and, at Mortgagee’s request (but not more than fifteen (15) days prior to the termination date of any existing coverage), to provide evidence of such insurance to Mortgagee, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Property and Collateral in good condition and repair; (c) not to remove or demolish the Property or Collateral or any part thereof, not to alter, restore or add to the Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Property without Mortgagee’s prior written consent or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Mortgagee elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the Property or Collateral; and (g) to do all other acts which from the character or use of the Property or Collateral may be reasonably necessary to maintain and preserve its value.

5.8

DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS.  At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and Collateral and title to and right of possession of the Property and Collateral, the security hereof and the rights and powers of Mortgagee hereunder against all adverse claims.

Loan No. 1010977

Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property or Collateral and of any condemnation offer or action.

5.9

POWERS OF MORTGAGEE.  Mortgagee may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice: (a) release all or any part of the Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Mortgage.

5.10	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)

Mortgagor shall pay to Mortgagee reasonable compensation for services rendered concerning this Mortgage, including without limit any statement of amounts owing under any Secured Obligation. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or Collateral or under this Mortgage; or (iii) any loss sustained by Mortgagor or any third party resulting from Mortgagee’s failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Mortgagee in managing the Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Mortgagee and no such liability shall be asserted against or imposed upon Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor.

(b)

Mortgagor indemnifies Mortgagee against, and holds Mortgagee harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which it may suffer or incur: (i) by reason of this Mortgage; (ii) by reason of the execution of this Mortgage or in performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Mortgagor to perform Mortgagor’s obligations; or (iv) by reason of any alleged obligation or undertaking on Mortgagee’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property. The above obligation of Mortgagor to indemnify and hold harmless Mortgagee shall survive the release and cancellation of the Secured Obligations and the release or partial release of this Mortgage.

(c)

Mortgagor shall pay all amounts and indebtedness arising under this Section immediately upon demand by Mortgagee together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

5.11	DUE ON SALE OR ENCUMBRANCE. The terms “Loan”, “Loan Documents” and “Loan Agreement” have the meaning given them in the Loan Agreement. Mortgagor represents, agrees and acknowledges that:

(a)

Improvement and operation of real property is a highly complex activity which requires substantial knowledge of law and business conditions and practices, and an ability to control, coordinate and schedule the many factors affecting such improvement and operation. Experience, financial stability, managerial ability and a good reputation in the business community enhance an owner’s and operator’s ability to obtain market rents and to induce cooperation in scheduling and are taken into account by Mortgagee in approving loan applications.

(b)

Mortgagor has represented to Mortgagee, not only in the representations and warranties contained in the Loan Documents, but also in its initial loan application and in all of the negotiations connected with Mortgagee making the Loan, certain facts concerning Mortgagor’s financial stability, managerial and operational ability, reputation, skill, and creditworthiness. Mortgagee has relied upon these representations and warranties as a substantial and material consideration in its decision to make the Loan.

Loan No. 1010977

(c)

The conditions and terms provided in the Loan Agreement were induced by these representations and warranties and would not have been made available by Mortgagee in the absence of these representations and warranties.

(d)

Mortgagee would not have made this Loan if Mortgagee did not have the right to sell, transfer, assign, or grant participations in the Loan and in the Loan Documents, and that such participations are dependent upon the potential participants’ reliance on such representations and warranties.

(e)

Mortgagor’s financial stability and managerial and operational ability and that of those persons or entities having a direct or beneficial interest in Mortgagor are a substantial and material consideration to any third parties who have entered or will enter into agreements with Mortgagor.

(f)

Mortgagee has relied upon the skills and services offered by such third parties and the provision of such skills and services is jeopardized if Mortgagor breaches its covenants contained below regarding Transfers.

(g)

A transfer of possession of or title to the Property, or a change in the person or entity operating, developing, constructing or managing the Property, would substantially increase the risk of Default under the Loan Documents and significantly and materially impair and reduce Mortgagee’s security for the Note.

(h)

As used herein, the term “Transfer” shall mean each of the following actions or events: the sale, transfer, assignment, lease as a whole, encumbrance, hypothecation, mortgage or pledge in any manner whatsoever, whether voluntarily, involuntarily or by operation of law of: (i) the Property or Collateral or any interest therein; (ii) title to any other security more specifically described in any Loan Document; (iii) Mortgagor’s right, title and/or interest in the Loan Documents and any subsequent documents executed by Mortgagor in connection therewith; (iv) legal or beneficial ownership of any partnership interest in Mortgagor if Mortgagor is a partnership; (v) legal or beneficial ownership of any membership interest in Mortgagor if Mortgagor is a limited liability company; (vi) legal or beneficial ownership of any partnership interest in any general partner, venturer or member of Mortgagor; or (vii) legal or beneficial ownership of any of the stock in Mortgagor if Mortgagor is a corporation or in any general partner, venturer or member in Mortgagor that is a corporation.

(i)

Mortgagor shall not make or commit to make any Transfer without Mortgagee’s prior written consent, which it may grant or withhold at its sole discretion (except with respect to those Transfers reasonably approved by Mortgagee or otherwise expressly permitted under Sections 9.17, 9.18 and 9.19 of the Loan Agreement). It is expressly agreed that Mortgagee may predicate Mortgagee’s decision to grant consent to a Transfer on such terms and conditions as Mortgagee may require, in Mortgagee’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Transfer will be made and its development and management ability with respect to the Property, (ii) consideration of whether the security for repayment, performance and discharge of the Secured Obligations, or Mortgagee’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Transfer, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Mortgagee for all costs and expenses incurred by Mortgagee in investigating the creditworthiness and management ability of the party to whom such Transfer will be made and in determining whether Mortgagee’s security will be impaired by the proposed Transfer, (v) payment to Mortgagee of a transfer fee to cover the cost of documenting the Transfer in its records, (vi) payment of Mortgagee’s reasonable attorneys’ fees in connection with such Transfer, (vii) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies or construction binders insuring Mortgagee’s liens and security interests covering the Property, and (viii) require additional security for the payment, performance and discharge of the Secured Obligations. If Mortgagee’s consent should be given, any Transfer shall be subject to the Loan Documents and any transferee of Mortgagor’s interest shall: (i) assume all of Mortgagor’s obligations thereunder; and (ii) agree to be bound by all provisions and perform all obligations contained therein; provided, however, that such assumption shall not release Mortgagor or any maker or any guarantor of the Note from any liability thereunder or under any other Loan Documents without the prior written consent of Mortgagee. In the event of any Transfer without the prior written consent of Mortgagee, whether or not Mortgagee elects to enforce its right to accelerate the Loan pursuant to Sections 6.1 and 6.2, all sums owing under the Note,

Loan No. 1010977

as well as all other charges, expenses and costs owing under the Loan Documents, shall at the option of Mortgagee, automatically bear interest at five percent (5%) above the rate provided in the Note, from the date (or any date thereafter) of such unconsented to Transfer. Mortgagor acknowledges that the automatic shift(s) to this alternate rate is reasonable since the representations that Mortgagee relied upon in making the Loan may no longer be relied upon. A consent by Mortgagee to one or more Transfers shall not be construed as a consent to further Transfers or as a waiver of Mortgagee’s consent with respect to future Transfers.

5.12

RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.  Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property and Collateral or in any manner obligated under the Secured Obligations (“Interested Parties”), Mortgagee may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligations, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligations, or accept additional security or release all or a portion of the Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the liens, assignments and security interests granted under this Mortgage upon the Property, the Collateral, or any other security provided herein or in the other Loan Documents.

5.13

RELEASE.  If the Secured Obligations are paid, performed and discharged in full in accordance with the terms of this Mortgage, the Note, and the other Loan Documents, then this conveyance shall become null and void and be released by Mortgagee at Mortgagor’s request and expense, and Mortgagee shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

5.14

SUBROGATION.  Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to the Loan Documents or by the proceeds of any loan secured by this Mortgage.

5.15

RIGHT OF INSPECTION.  Mortgagee, its agents and employees, may enter the Property at any reasonable time for the purpose of inspecting the Property and Collateral and ascertaining Mortgagor’s compliance with the terms hereof.

5.16

CONTRACTS. Mortgagor will deliver to Mortgagee a copy of each Contract promptly after the execution of same by all parties thereto and subject to any approval of Mortgagee required by any of the Loan Documents. Within twenty (20) days after a request by Mortgagee, Mortgagor shall prepare and deliver to Mortgagee a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Mortgagee, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Mortgagee). Mortgagor represents and warrants that none of the Contracts encumber or create a lien on the Property or Collateral, but are personal with Mortgagor. As used herein, the term “Contract” shall mean any management agreement, leasing and brokerage agreement, and operating or service contract with respect to the Property or Collateral.

ARTICLE 6. DEFAULT PROVISIONS

6.1

DEFAULT.  For all purposes hereof, the term “Default” shall mean (a) the existence of any Event of Default as defined in the Loan Agreement; (b) at Mortgagee’s option, the failure of Mortgagor to make any payment of principal or interest on the Note or to pay any other amount due hereunder or under the Note when the same is due and payable, whether at maturity, by acceleration or otherwise; (c) the failure of Mortgagor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Mortgagor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (d) if Mortgagor or any other Person shall make a Transfer without the prior written consent of Mortgagee (which consent may be withheld in Mortgagee’s sole discretion (except for those Transfers reasonably approved by Mortgagee or otherwise expressly permitted under Sections 9.17, 9.18 and 9.19 of the Loan Agreement) or conditioned as provided in Section 5.11).

6.2	RIGHTS AND REMEDIES. At any time after Default, Mortgagee shall have all the following rights and remedies:

(a)	With or without notice, to declare all Secured Obligations immediately due and payable.

Loan No. 1010977

(b)

With or without notice, and without releasing Mortgagor from any Secured Obligations, and without becoming a mortgagee in possession, to cure any breach or Default of Mortgagor and, in connection therewith, to enter upon the Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee under this Mortgage; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Mortgage; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c)

To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations.

(d)

To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, or the commencement of a foreclosure, and Mortgagor hereby consents to such appointment by a court of competent jurisdiction upon ex parte application, and without notice; notice being hereby expressly waived. Such receiver and his agents shall be empowered (i) to take possession of the Property and any businesses conducted by Mortgagor or any other person thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (ii) to exclude Mortgagor and Mortgagor’s agents, servants, and employees from the Property, (iii) to collect all Payments and the rents, issues, profits, and income from the Property, (iv) to complete any construction which may be in progress, (v) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (vi) to use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Property and the Collateral, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (viii) generally to do anything which Mortgagor could legally do if Mortgagor were in possession of the Property. All expenses incurred by the receiver or his agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Mortgagee, together with interest thereon from the date incurred until repaid at the rate of interest applicable under the Note upon its maturity (whether by acceleration or otherwise), and the balance shall be applied toward the Secured Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Mortgagee, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the property has passed after foreclosure sale and all applicable periods of redemption have expired.

(e)

To enter upon, possess, manage and operate the Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Property, to make, terminate, enforce or modify Leases of the Property upon such terms and conditions as Mortgagee deems proper, to make repairs, alterations and improvements to the Property as necessary, in Mortgagee’s sole judgment, to protect or enhance the security hereof. Mortgagee may also take possession of any and all Payments that may previously have been collected by or on behalf of Mortgagor and that remain in the possession or control of Mortgagor, whether or not commingled with other funds of Mortgagor, and together with any bank or similar accounts in which such Payments may be deposited or held.

(f)

Notwithstanding the availability of legal remedies, the right to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Mortgagor to cure or refrain from repeating any default.

Loan No. 1010977

(g)

With or without accelerating the maturity of the Secured Obligations, sue from time to time for any payment due under any of the Loan Documents or for money damages resulting from Mortgagor’s default under any of the Loan Documents.

(h)

Foreclose this Mortgage in any other manner then permitted by law. If this Mortgage encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Mortgagee may elect in its sole discretion. All fees, costs and expenses of any kind incurred by Mortgagee in connection with foreclosure of this Mortgage, including, without limitation, the costs of any appraisals of the Property obtained by Mortgagee, all costs of any receivership for the Property advanced by Mortgagee, and all attorneys’ and consultants’ fees incurred by Mortgagee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Mortgagor to Mortgagee at any foreclosure sale.

(i)

To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion.

(j)

Upon sale of the Property at any foreclosure sale, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, to the extent permitted by law, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (w) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Mortgagee’s credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (z) Mortgagee’s credit bid may be (at Mortgagee’s sole and absolute discretion) higher or lower than any appraised value of the Property.

6.3

APPLICATION OF FORECLOSURE SALE PROCEEDS.  The proceeds of any foreclosure sale shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations; any surplus remaining shall be paid over to Mortgagor or to such other person or persons as may be lawfully entitled to such surplus.

6.4

APPLICATION OF OTHER SUMS.  Except as set forth in Section 6.3, all sums received by Mortgagee under Section 6.2 or Section 3.2, less all costs and expenses incurred by Mortgagee or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys’ fees, shall be applied in payment of the Secured Obligations in such order as Mortgagee shall determine in its sole discretion; provided, however, Mortgagee shall have no liability for funds not actually received by Mortgagee.

6.5

NO CURE OR WAIVER.  Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligations, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other defaults), or limit or impair the Secured Obligations or Mortgagor’s

Loan No. 1010977

liability therefor, or impair the status of the security, or prejudice Mortgagee or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of or security interests created by this Mortgage.

6.6

PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES.  Mortgagor agrees to pay to Mortgagee immediately and without demand all costs and expenses of any kind incurred by Mortgagee pursuant to Section 6.2 (including, without limitation, court costs and attorneys’ fees, whether incurred in litigation or not, post-judgment costs and expenses, and appraisal fees) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.7

POWER TO FILE NOTICES AND CURE DEFAULTS.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Mortgagee may perform any obligation of Mortgagor hereunder; provided, however, that: (i) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (ii) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Mortgagee under this Section.

6.8

ILLINOIS MORTGAGE FORECLOSURE LAW.  It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Mortgagor agrees and covenants that:

(a)

Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference. If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. If any provision of this Mortgage shall grant to Mortgagee (including Mortgagee acting as a mortgagee in possession) or a receiver appointed pursuant to the provisions of Section 6.2 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of a Default which are more limited than the powers, rights or remedies that would otherwise be vested in Mortgagee or in such receiver under the Act in the absence of said provision, Mortgagee and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee which are of the type referred to in Sections 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated specifically in this Mortgage, shall be added to the indebtedness secured hereby and/or by the judgment of foreclosure.

(b)

Wherever provision is made in this Mortgage or the Loan Agreement for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon Mortgagee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control the use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of Mortgagee shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale.

(c)

In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Property or at its request

Loan No. 1010977

to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties and provisions for in Sections 15-1701 and 15-1703 of the Act.

(d)

Mortgagor acknowledges that the Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act.

(e)

Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Section 5/15-1601 of the Act or other applicable law or replacement statutes.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1

ADDITIONAL PROVISIONS.  The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and Collateral and such further rights and agreements are incorporated herein by this reference. Time is of the essence with respect to each and every provision hereof.

7.2

MERGER.  No merger shall occur as a result of Mortgagee’s acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing. Furthermore, the assignment of the Payments and other liens, security interests, rights and remedies granted hereunder to Mortgagee, and the covenants, representations, warranties and obligations of Mortgagor which are not satisfied or discharged by any foreclosure of the Property, shall survive such foreclosure and remain in force and effect thereafter, it being acknowledged and agreed that all obligations of Mortgagor and rights and remedies of Mortgagee set forth herein are contractual in nature, and such obligations, rights and remedies, and all liens, assignments, security interests and other security provided to Mortgagee hereunder and under the other Loan Documents (but excluding the lien against the Property or portions thereof that are foreclosed) shall not be extinguished by the subject foreclosure.

7.3	OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as “Mortgagor”, the obligations of all such persons hereunder shall be joint and several.

7.4

WAIVER OF HOMESTEAD AND OTHER EXEMPTIONS.  To the extent permitted by law, Mortgagor hereby waives all rights to any homestead or other exemption to which Mortgagor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

7.5

WAIVER OF MARSHALLING RIGHTS.  Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property and Collateral, hereby waives all rights to have the Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligations (“Other Property”) marshalled upon any foreclosure of the lien of this Mortgage or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Mortgagee may designate.

7.6

RULES OF CONSTRUCTION.  When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term “Property” and “Collateral” means all and any part of the Property and Collateral, respectively, and any interest in the Property and Collateral, respectively.

7.7

SUCCESSORS IN INTEREST.  The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section does not waive or modify the provisions of Section 5.11.

Loan No. 1010977

7.8

EXECUTION IN COUNTERPARTS.   To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9

GOVERNING LAW AND CONSENT TO JURISDICTION.   With respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to this Mortgage, this Mortgage shall be governed by, and construed in accordance with, the laws of Illinois, it being understood that, except as expressly set forth above in this paragraph and to the fullest extent permitted by the laws of Illinois, the laws of California shall govern any and all matters, claims, controversies or disputes arising under or related to this Mortgage, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties relating to this Mortgage, the Loan Agreement and the other Loan Documents and all of the indebtedness or obligations arising thereunder or hereunder. Mortgagor hereby consents to the jurisdiction of any federal or state court within California having proper venue and also consent to service of process by any means authorized by California or federal law.

7.10	INCORPORATION. Exhibit A, attached, is incorporated into this Mortgage by this reference.

7.11

NOTICES.   All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Mortgage shall be in writing and shall be considered as properly given if delivered personally or sent by certified United States mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:

KBSIII 500 West Madison, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention:  Brett Merz, Senior Vice President, Asset

Management

Fax:  (949) 417-6518

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Todd Smith, VP Controller, Corporate Fax: (949) 417-6520
Mortgagee:	Wells Fargo Bank, National Association Commercial Real Estate Group (AU #2955) 2030 Main Street, Suite 800 Irvine, CA 92614 Attn: Cole Zehnder Tel: (949) 251-4322 Fax: (949) 851-9728 Loan #1010977

Loan No. 1010977

With a copy to:	Wells Fargo Bank, National Association
Commercial Real Estate Loan Services
608 Second Avenue, 11th Floor
Minneapolis, MN 55402
Attention: Becky Wiswell
Loan #1010977

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Mortgagor shall forward to Mortgagee, without delay, any notices, letters or other communications delivered to the Property or to Mortgagor naming Mortgagee, “Lender’’ or the “Construction Lender” or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Mortgagor to perform its obligations to Mortgagee under the Note or the Loan Agreement.

7.12

LIMITATIONS ON RECOURSE.   The limitations on personal liability of Mortgagor and of its directors, officers, partners and members contained in Section 13.27 of the Loan Agreement shall apply to this Mortgage.

7.13

FUTURE ADVANCES.   This Mortgage secures not only present indebtedness but all future advances, whether such future advances are obligatory or are to be made at the option of Mortgagee or otherwise. The amount of indebtedness secured hereby may increase or decrease from time to time, and the rate or rates of interest payable may vary from time to time.

7.14

MAXIMUM AMOUNT SECURED.   This Mortgage secures the payment of the entire indebtedness secured hereby; provided, however, that the total amount secured by this Mortgage (excluding interest, costs, expenses, charges, fees, protective advances and indemnification obligations, all of any type or nature) shall not exceed an amount equal to 200% of the face amount of the Note. This Mortgage is given to secure a revolving credit loan and shall secure not only presently existing indebtedness under the Note, the Loan Agreement or any other Loan Documents (as defined in the Loan Agreement), but also future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all indebtedness including future advances, from the time of its filing for record in the recorder’s or registrar’s office of the county in which the real estate is located. This Mortgage secures, among other indebtedness, a “revolving credit” arrangement within the meaning of 815 ILCS 205/4.1 and 205 ILCS 5/5d. The total amount of indebtedness may increase or decrease from time to time, as provided in the Note, and any disbursements which Mortgagee may make under this Mortgage, the Note, the Loan Agreement or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Mortgagee’s liens and security interests, as permitted hereby) shall be additional indebtedness secured hereby. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

7.15

SEVERABILITY.   If any provision or obligation under this Mortgage shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Mortgage the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Mortgage.

7.16

COLLATERAL PROTECTION ACT.   Pursuant to the terms of the Collateral Protection Act, 815 ILCS 180/1 et seq., Mortgagor is hereby notified that unless Mortgagor provides Mortgagee with evidence of the insurance required by the Loan Documents, Mortgagee may purchase evidence at Mortgagor’s expense to protect Mortgagee’s interest in the Property, which insurance may, but need not, protect the interests of Mortgagor. The coverage purchased by Mortgagee may not pay any claim made by Mortgagor or any claim made against Mortgagor in connection with the Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained the insurance as required hereunder. If Mortgagee purchases insurance for the Property, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance

Loan No. 1010977

may be added to the Secured Obligations. The costs of such insurance may be greater than the cost of insurance Mortgagor may be able to obtain for itself.

Loan No. 1010977

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

“MORTGAGOR”

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

ACKNOWLEDGMENT

State of California

County of             Orange                                 )

On December 4, 2013 before me, K. Godin, Notary Public
(insert name and title of the officer)

personally appeared     Charles J. Schreiber, Jr.                                                                                                           , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ K. Godin                                     (Seal)

EXHIBIT A

Loan No. 1010977

EXHIBIT “A”

DESCRIPTION OF PROPERTY

Exhibit A to Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as Mortgagor, for the benefit of Wells Fargo Bank, National Association, as administrative agent for itself and certain additional lenders, as Mortgagee, dated as of December 16, 2013.

All that certain real property located in the County of Cook, State of Illinois, described as follows:

Parcel 1:

The South 275.06 feet (measured perpendicularly) of the following described property, all taken as a tract: Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of The Third Principal Meridian, in Cook County, Illinois.

Parcel 2A:

That part of the following described property, all taken as a tract, lying below a horizontal plane having an elevation of +23.00 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of The Third Principal Meridian, in Cook County, Illinois.

Parcel 2B:

Easement for the benefit of Parcels 1, 2A and 2C, as created by the Declaration of Easements, Covenants, Conditions and Restrictions made by Chicago and Northwestern Transportation Company, a Delaware Corporation, and Chicago Title and Trust Company, as trustee under trust agreement dated March 31, 1982 and known as Trust Number 1079000, dated March 31, 1982 and recorded September 7, 1984 as Document 27245590, over the following described property:

That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +23.00 feet Chicago City Datum, lying below a horizontal plane having an elevation of +59.63 feet Chicago City Datum, and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois, for the construction, maintenance, use, repair, replacement, renovation, reconstruction and improvement with caissons, support posts, arches, columns or other support devices; and for the installation and maintenance of utility lines.

Parcel 2C:

That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +59.63 feet Chicago City datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Address of Property:   500 West Madison Street, Chicago, Illinois

EXHIBIT A

EXHIBIT A

Loan No. 1010977

Tax Parcel Numbers:

17-09-342-002-0000 (affects Parcel 1)

17-09-342-004-0000 (affects Parcel 2A)

17-09-342-005-0000 (affects Parcel 2C)

EXHIBIT A